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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-95120, 33-93826, 333-15777, 333-27537 and 333-85241) and S-8 (Nos. 33-44606, 333-01512,
333-12063 and 333-19675) of Aames Financial Corporation of our report dated August 6, 1998, except as to the information presented in Note 2 for which the date is August 5, 1999, appearing on page F-9 of this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
September 1, 1999